UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 23, 2026
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 3.02 Unregistered Sales of Equity Securities

On September 8, 2026, Wheeler Real Estate Investment Trust, Inc. (the “Company”) agreed to issue 189,200 shares of its common stock, $0.01 par value per share (the “Common Stock”), to an unaffiliated holder of the Company’s securities (the “September 8 Investor”) in exchange for 4,400 shares of the Company's Series B Preferred Stock (the “Series B Preferred Stock”) and 1,100 shares of the Company's Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”). The transaction involved the issuance of one hundred seventy-two shares of Common Stock in exchange for four shares of Series B Preferred Stock and one share of Series D Preferred Stock. The Common Stock share amounts set forth in this paragraph are presented on a pre-split basis and do not give effect to the one-for-nine reverse stock split of the Common Stock effected on September 21, 2026; on a post-split basis, the September 8, 2026 issuance represented approximately 21,022 shares of Common Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

On September 23, 2026, the Company agreed to issue 162,244 shares of Common Stock to an unaffiliated holder of the Company’s securities (the “September 23 Investor”) in exchange for 41,061 shares of Series B Preferred Stock. The transaction involved the issuance of four shares of Common Stock in exchange for one share of Series B Preferred Stock. The Company expects the transaction to settle in accordance with customary settlement cycles.

Also on September 23, 2026, the Company agreed to issue an aggregate amount of 566,670 shares of Common Stock to Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P. and Stilwell Associates, L.P. (collectively, the “Stilwell Investors”), in two separate exchanges for an aggregate amount of 58,120 shares of Series B Preferred Stock and 14,530 shares of Series D Preferred Stock. Joseph Stilwell, a member of the Company's Board of Directors, is the managing member and owner of Stilwell Value LLC, which is the general partner of each of the Stilwell Investors. The transactions involved the issuance of thirty-nine shares of Common Stock in exchange for four shares of Series B Preferred Stock and one share of Series D Preferred Stock. The Company expects the transactions to settle in accordance with customary settlement cycles.

Prior to the transactions of September 23, 2026, the Company issued, on September 8, 2026, shares of Common Stock that constituted less than 5% of the number of outstanding shares of Common Stock, and therefore disclosure of such transaction under Item 3.02 was not required at that time.

The Company did not receive any cash proceeds in these transactions, and the shares of the Preferred Stock exchanged have been retired and cancelled.

The Company issued the Common Stock to the September 8 Investor, the September 23 Investor and the Stilwell Investors (together, the “Investors”) in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act on the basis that the issuance of Common Stock to the Investors constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid or given directly or indirectly for soliciting such transactions.

This Current Report on Form 8-K does not constitute an offer to exchange any securities of the Company for the Common Stock, the Series D Preferred Stock, the Series B Preferred Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ JASON F. SIMONE
Name: Jason F. Simone
Title: Chief Financial Officer

Dated: September 29, 2026